UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road Danbury, Connecticut	06810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

License Agreement with ExxonMobil Research and Engineering Company

Effective as of June 11, 2019, FuelCell Energy, Inc. (the “Company”) entered into a License Agreement (“License Agreement”) with ExxonMobil Research and Engineering Company (“EMRE”), pursuant to which the Company has agreed, subject to the terms of the License Agreement, to grant EMRE and its affiliates a non-exclusive, worldwide, fully paid, perpetual, irrevocable, non-transferrable license and right to use the Company’s patents, data, know-how, improvements, equipment designs, methods, processes and the like to the extent it is useful to research, develop, and commercially exploit carbonate fuel cells in applications in which the fuel cells concentrate carbon dioxide from industrial and power sources and for any other purpose attendant thereto or associated therewith. Such right and license is sublicensable to third parties performing work for or with EMRE or its affiliates, but shall not otherwise be sublicensable. Upon the payment by EMRE to the Company of $10.0 million, which is expected to occur within 15 days, EMRE and its affiliates will be fully vested in the rights and licenses granted in the License Agreement.

The foregoing summary of the terms of the License Agreement is qualified in its entirety by reference to the full text of the License Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Hercules Loan and Security Agreement

As previously disclosed, in April 2016, the Company entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”).  The loan and security agreement was subsequently amended on September 5, 2017, October 27, 2017, March 28, 2018, August 29, 2018, December 19, 2018, February 28, 2019, March 29, 2019, and May 8, 2019 (as amended from time to time, the “Loan and Security Agreement”).

On June 11, 2019 (the “Effective Date”), the Company and each of its qualified subsidiaries, as borrower, certain banks and other financial institutions, as lender, and Hercules, as administrative agent for itself and lender, entered into the ninth amendment to the Loan and Security Agreement (such amendment, the “Hercules Amendment”). Under the Hercules Amendment, borrower has agreed, among other things, to: (a) no later than June 11, 2019, pay lender $1.4 million to be applied towards the outstanding balance of the loan; (b) no later than June 26, 2019, direct EMRE to pay lender $6.0 million of the $10.0 million payable under the License Agreement to be applied towards the outstanding balance of the loan; and (c) on each of July 1, 2019 and August 1, 2019, pay lender interest-only payments on the outstanding principal balance of the loan. Borrower has further agreed that interest at the default rate will accrue from June 3, 2019; provided, however, that, in the event that all of the secured obligations are paid in full on or prior to the last day of the Amendment Period (as defined below), lender will fully and unconditionally waive its right to payment of accrued and unpaid default interest. In such circumstances, lender will also fully and unconditionally waive payment of the prepayment charge. In the Hercules Amendment, the term “Amendment Period” is defined as the period from and after the Effective Date through the earlier of (i) August 9, 2019 and (ii) the occurrence of any event of default under the Hercules Amendment.

In addition, Hercules has waived borrower’s compliance with certain financial reporting covenants and the minimum unrestricted cash balance covenant set forth in the Loan and Security Agreement, in each case from the Effective Date through the end of the Amendment Period. Hercules and lender further agreed that borrower is permitted to use and maintain one or more deposit accounts that are not subject to any account control agreements for the purpose of borrower’s receipt and use of $4.0 million of the $10.0 million to be received from EMRE under the License Agreement.

Any failure by borrower to timely perform any of the obligations under the Hercules Amendment will constitute an event of default under the Loan and Security Agreement. Upon any failure by borrower to timely perform any of the obligations under the Hercules Amendment, Hercules will be permitted to issue a notice of default with respect to such an event of default and any other defaults that may exist, whether arising prior to the Effective Date or otherwise.

As of June 11, 2019, prior to the application of the payments made and to be made to Hercules as described above, the outstanding principal balance under the Loan and Security Agreement was approximately $20.9 million.

The foregoing summary of the terms of the Hercules Amendment is qualified in its entirety by reference to the full text of the Hercules Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	License Agreement, effective as of June 11, 2019, between ExxonMobil Research and Engineering Company and FuelCell Energy, Inc.

10.2	Ninth Amendment to Loan and Security Agreement, dated June 11, 2019, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC. (1)(2)

(1)	Certain attachments have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted attachments to the Securities and Exchange Commission upon its request.

(2)	Certain information in this exhibit has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because (i) it is not material and (ii) it would likely cause competitive harm if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: June 12, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer